UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

X	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement
Lion Consulting Group, Inc.
(Name of Registrant as Specified in the Charter)

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NOTICE OF ACTION BY WRITTEN CONSENT

July 14, 2015

To the Stockholders of LION CONSULTING GROUP, INC. (A Delaware Corporation)

We Are Not Asking You For A Proxy, And You Are Requested Not To Send Us A Proxy.

This Information Statement is to notify shareholders of our common stock of actions to be taken by the majority vote of our shareholders in lieu of a meeting of shareholders. This Information Statement is being mailed on or about July __, 2015 to all of our shareholders of record at the close of business on July __, 2015 (the "Record Date"). As of the Record Date, there were approximately 4,850,000 shares entitled to vote on the matters set forth herein.

A holder of 2,500,000 votes of our capital stock, representing approximately 51.5% of all of the votes of our outstanding capital stock, have executed a written consent in lieu of a shareholders’ meeting (the "Written Consent"), with an effective date of July 19, 2015 to:

●	enact a reverse stock split whereby every ten shares of common stock held by a stockholder shall be exchanged for one share of our common stock;

●	amend our Articles of Incorporation to change the name of our corporation from “Lion Consulting Group, Inc.” to “Cantabio Pharmaceuticals Inc.”; and.

●	amend our Articles of Incorporation to increase our authorized share capital from 100,000,000 shares of common stock to 250,000,000 shares of common stock.

The actions described above will take effect approximately 20 days after the mailing of this Information Statement to our shareholders on the Record Date, pending required filings with the Secretary of State of Delaware.

Because holders of approximately 2,500,000 votes of our capital stock, representing approximately 51.5% of all of the votes of our outstanding capital stock, have executed the Written Consent, no vote or consent of any other shareholder is being, or will be, solicited in connection with the authorization of the matters set forth in the Written Consent. Under Delaware law, our bylaws and our Articles of Incorporation, the vote represented by the holder signing the Written Consent is sufficient in number to authorize the matters set forth in the Written Consent, without the vote or consent of any of our other shareholders. Section 228 of the Delaware General Corporation Law states that any action that is required to be taken, or that may be taken, at any annual or special meeting of shareholders of a Delaware corporation may be taken, without a meeting, without prior notice and without a vote, if a written consent, setting forth the actions taken, is signed by the holders of outstanding capital stock having not less than the minimum number of votes necessary to authorize such action.

This Information Statement is being mailed to shareholders on or about July __, 2015. We will bear all expenses incurred in connection with the distribution of this Information Statement. We will reimburse brokers or other nominees for reasonable expenses they incur in forwarding this material to beneficial owners.  The actions in the Written Consent and the director and officer appointment will take effect on or shortly after [20 days after the mailing of the Definitive Information Statement].

No action is required by you. The accompanying Information Statement is furnished only to inform you of the above actions before such actions take effect, in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended.

By Order of the Board of Directors,
                   Thomas Roger Sawyer
                   Chief Operating Officer

This Information Statement is furnished by the Board of Directors of Lion Consulting Group, Inc. (the “Company”) in connection with an action taken by written consent in lieu of a meeting of stockholders.  We are writing to give you notice of, and the attached Information Statement is being distributed in connection with, the actions by written consent of the shareholders of the Company, taken on July 15, 2015, which, pending required filings with the Secretary of State of Delaware, will be effective approximately twenty days after this Information Statement has been mailed to you.  The Board of Directors has fixed July __, 2015, at the close of business, as the record date for the determination of stockholders entitled to receive this Information Statement (“Record Date”). It is anticipated that this Information Statement and the enclosed Notice will be mailed to stockholders of the Record Date on or about July __, 2015.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

A stockholder of our company owning approximately 51.5% of the votes of our issued and outstanding shares of capital stock consented in writing on July 19, 2015 to the (i) Reverse Stock Split and (ii) Name Change and (iii) Authorized Capital Increase (each as defined herein).  As such, no vote or further action of the stockholders of the Company is required to approve or adopt those actions.  You are hereby being provided with notice of the stockholder’s approval of the above actions by less than unanimous written consent of the stockholders of the Company. Under federal law, however, such approval by written consent may not become effective until at least twenty (20) days after this Information Statement has first been mailed to stockholders, and these actions shall become effective immediately thereon or when the appropriate filing has been made with the Delaware Secretary of State, as applicable.

DISSENTER’S RIGHT OF APPRAISAL

The Delaware General Corporation Law does not provide for dissenter's rights of appraisal in connection with the corporate actions contemplated herein.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The voting power of the Company is vested in its common stock, with one vote per share.  At the Record Date, 4,850,000 shares of common stock were outstanding.

Set forth below is information concerning the ownership as of the Record Date of the common stock of the Company by the sole person who, to the knowledge of the Board of Directors, beneficially owns more than five (5%) percent of the outstanding shares of common stock of the Company.  The beneficial owner has sole voting and investment power with respect to such shares of common stock.  The beneficial owner was the sole person to sign the shareholder’s written consent.

Name and Address of Beneficial Owner	Undiluted and Diluted Beneficial Ownership	% of class (1)
Dr. Gergely Toth	2,500,000	51.5%
(1)           Based on 4,850,000 shares of common stock issued and outstanding on the Written Consent.

INTERESTS OF CERTAIN PERSONS

To the best of our knowledge, there are no interests, direct or indirect, by security holdings or otherwise, of each of the following persons in the Reverse Stock Split, the Name Change and the Authorized Capital Increase:

1.	Each person who has been a director or officer of our company at any time since the beginning of our fiscal year ended December 31, 2014 and

2.	Each associate of any of the foregoing persons.

ACTION I

REVERSE STOCK SPLIT

The majority shareholder and the Board of Directors have approved a reverse stock split whereby every two (2) shares of common stock held by a stockholder shall be exchanged for one share of our common stock (the “Reverse Stock Split”).  Any fractional share of our common stock that would exist as a result of the Reverse Stock Split shall be rounded up to a whole share. The Board of Directors has set the close of business on the twentieth day following the mailing of this Information Statement to the shareholders as the date on which to file a Certificate of Amendment to the Certificate of Incorporation with the Delaware Secretary of State to make the Reverse Stock Split effective.  Every ten (10) shares of common stock issued and outstanding immediately prior to that effective date will be reclassified as and changed into one share of common stock.

The principal effect of the Reverse Stock Split will be to decrease the number of outstanding shares of common stock. At the time of the approval of the Reverse Stock Split by the majority shareholder on July 15, 2015, we had 4,850,000 shares of common stock outstanding, which number will be reduced to approximately 485,000 shares as a result of the Reverse Stock Split. The respective relative voting rights and other rights that accompany the common stock will not be altered by the Reverse Stock Split, and the common stock will continue to have a par value of $0.001 per share.

Reasons for the Proposed Reverse Stock Split

We envision ceasing to be a shell company as the result of a reverse merger or share exchange in which we issue shares of our equity securities in exchange for ownership of an operating company or asset.  Management is undertaking the Reverse Stock Split in an attempt to make it a more attractive merger candidate by making its proportion of outstanding shares to authorized shares more in line with what management deems to be market expectations. Although the Reverse Stock Split is being taken with a view to making us a more attractive merger candidate, we have not entered into any definitive merger agreements and are not currently in negotiations to merge with any entity.

Future Dilution; Anti-Takeover Effects

There may be certain disadvantages suffered by shareholders as a result of the Reverse Stock Split. These disadvantages include an increase in possible dilution to present shareholders' percentage ownership of the common stock because of the additional authorized shares of common stock which would be available for future issuance by us. Current shareholders, in the aggregate, own approximately 4.9% of current authorized and issued shares of common stock under our present capital structure, but would own only 0.2% of the authorized and issued shares of common stock under our capital structure after the Reverse Stock Split and the Authorized Capital Increase. The decision to issue any shares of common stock or preferred stock that could dilute the position of current shareholders can be made by our Board of Directors alone, and no further shareholder vote or consultation would be required for such an issuance.

Management is not recommending the Reverse Stock Split, the Name Change or the Authorized Capital Increase in an attempt to prevent third parties from obtaining control of our company.

The Board of Directors believes that the consummation of the Reverse Stock Split and the changes which would result therefrom will not cause us to terminate registration of our common stock under the Securities Exchange Act of 1934, as amended, or to cease filing reports thereunder, and we do not presently intend to seek, either before or after the Reverse Stock Split, any change in our status as a reporting company for federal securities law purposes.

Federal Income Tax Consequences

The Reverse Stock Split should not result in any taxable gain or loss to shareholders for U.S. federal income tax purposes. As a result of the Reverse Stock Split, the U.S. tax basis of common stock received as a result of the Reverse Stock Split will be equal, in the aggregate, to the basis of the shares exchanged for the common stock. For U.S. federal income tax purposes, the holding period of the shares immediately prior to the effective date of the Reverse Stock Split will be included in the holding period of the common stock received as a result of the Reverse Stock Split.

SHAREHOLDERS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS FOR MORE DETAILED INFORMATION REGARDING THE EFFECTS OF THE REVERSE SPLIT ON THEIR INDIVIDUAL TAX STATUS.

Exchange of Certificates

Following the effective date of the Reverse Stock Split, shareholders who hold their shares of common stock in certificated form should, at their own expense, surrender their current certificates to our stock transfer agent in exchange for the issuance of new certificates reflecting the Reverse Stock Split. Commencing on the effective date of the Reverse Stock Split, each certificate representing pre-Reverse Stock Split shares of common stock will be deemed for all purposes to evidence ownership of post-Reverse Stock Split shares of common stock, as the case may be. No fractional shares of common stock will be issued, and, in lieu thereof, a whole share will be issued to any shareholders entitled to a fraction of a share of common stock.

ACTION II

NAME CHANGE

The majority shareholders and the Board of Directors have approved an amendment to our Articles of Incorporation, attached hereto as Exhibit A, to change our name to Cantabio Pharmaceuticals Inc. (the “Name Change”).  We anticipate either entering the pharmaceutical industry or merging with an entity already active in the pharmaceutical industry. Although we have yet to identify a merger candidate active in the pharmaceutical industry, we believe that the new name will make us a more attractive merger candidate should we identify one.

ACTION III

AUTHORIZED CAPITAL INCREASE

The majority shareholders and the Board of Directors have approved an amendment to our Articles of Incorporation, attached hereto as Exhibit A, to change increase the number of our authorized share of common stock from 100,000,000 to 250,000,000 (the “Authorized Capital Increase”).  We anticipate either entering the pharmaceutical industry or merging with an entity already active in the pharmaceutical industry. Although we have yet to identify a merger candidate active in the pharmaceutical industry, we believe that the increase in authorized share capital will make us a more attractive merger candidate should we identify one.

Reasons for the Proposed Authorized Capital Increase

We envision ceasing to be a shell company as the result of a reverse merger or share exchange in which we issue shares of our equity securities in exchange for ownership of an operating company or asset.  Management is undertaking the Authorized Capital Increase in an attempt to make it a more attractive merger candidate by making its proportion of outstanding shares to authorized shares more in line with what management deems to be market expectations. Although the Authorized Capital Increase is being taken with a view to making us a more attractive merger candidate, we have not entered into any definitive merger agreements and are not currently in negotiations to merge with any entity.

Future Dilution; Anti-Takeover Effects

There may be certain disadvantages suffered by shareholders as a result of the Authorized Capital Increase. These disadvantages include an increase in possible dilution to present shareholders' percentage ownership of the common stock because of the additional authorized shares of common stock which would be available for future issuance by us. Current shareholders, in the aggregate, own approximately 4.9% of current authorized and issued shares of common stock under our present capital structure, but would own only 0.2% of the authorized and issued shares of common stock under our capital structure after the Authorized Capital Increase and the Reverse Stock Split. The decision to issue any shares of common stock that could dilute the position of current shareholders can be made by our Board of Directors alone, and no further shareholder vote or consultation would be required for such an issuance.

The Board of Directors believes that the consummation of the Authorized Capital Increase and the changes which would result therefrom will not cause us to terminate registration of our common stock under the Securities Exchange Act of 1934, as amended, or to cease filing reports thereunder, and we do not presently intend to seek, either before or after the Authorized Capital Increase, any change in our status as a reporting company for federal securities law purposes.

Exhibit A

STATE OF DELAWARE CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of Lion Consulting Group, Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolutions setting forth the proposed amendment are as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "FIRST" so that, as amended, said Article shall be and read as follows:

FIRST: THE NAME OF THE CORPORATION IS: Cantabio Pharmaceuticals Inc.

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "FOURTH" so that, as amended, said Article shall be and read as follows

FOURTH:

(a)	The total number of shares of stock which the corporation is authorized to issue is 250,000,000 shares of common stock having a par value of $ 0,001 per share.

(b)
On July __, 2015 at 17:00 EST (the “Effective Time”) pursuant to the Delaware General Corporation Law and this amendment to the Corporation’s Restated Certificate of Incorporation, each ten (10) shares of Common Stock issued and outstanding immediately prior to the Effective Time either issued and outstanding or held by the Corporation as treasury stock shall be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock without any further action by the Corporation or the holder thereof (the “Reverse Stock Split”); provided that no fractional shares shall be issued to any holder and that instead of issuing such fractional shares, the Corporation shall round shares up to the nearest whole number (after aggregating all fractional shares to be received by a holder). Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the treatment of fractional shares as described above.

SECOND: That a shareholder provided a written consent pursuant to Section 228 of the General Corporation Law of the State of Delaware voting the necessary number of shares as required by statute were favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this ________________ day of ________________, 20_____.

By:____________________________________
Authorized Officer
Title:____________________________________
Name: ____________________________________